Exhibit 99.1

Micromobility.com Inc. Announces Shareholder Approval for Strategic Reverse Split and Expansion of Share Capital

NEW YORK--(BUSINESS WIRE)--November 13, 2023 – micromobility.com Inc. (the “Company”) (NASDAQ: MCOM), a leader in innovative urban transportation solutions, today made several significant announcements following its Special Meeting of Stockholders and a recent financial arrangement.

Firstly, shareholders authorized a reverse stock split of the Company’s issued and outstanding common stock. Upon authorization of the reverse stock split proposal the board of the Company’s approval for a one-for-one-hundred-fifty (1:150) reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”) became effective which is approved to occur on December 4, 2023, or soon thereafter. This strategic move is designed to optimize the company’s capital structure and position it for future growth.

Concurrently, stockholders authorized an increase in the number of the Company’s authorized from four hundred million to one billion effective immediately. This substantial expansion of share capital underlines the Company’s commitment to scaling operations and enhancing shareholder value, paving the way for potential future mergers and acquisitions, and diversifying the business model and revenue streams.

Salvatore Palella, Chairman and CEO of micromobility.com Inc., commented on these developments: “The approval of these measures by our shareholders is a strong endorsement of our strategic direction and future prospects. The reverse stock split, together with the increased share capital, are key elements in strengthening our financial foundation and supporting our growth initiatives.”

Additionally, the meeting authorized the removal of Class B common stock from the Company’s authorized capital stock, simplifying the capital structure and increasing its attractiveness to potential investors.

Furthermore, on November 13, 2023, micromobility.com Inc. issued a convertible promissory note to YA II PN, Ltd. (“Yorkville”) under a Standby Equity Purchase Agreement dated March 8, 2023. This promissory note, with an aggregate principal amount of $4.0 million, is intended to bolster working capital and support general corporate purposes. The note, convertible into Class A Common Stock at $0.25 per share, adds a dynamic element to the Company’s financial strategy, with a maturity date set for March 31, 2024 which includes a 15% original issue discount for gross proceeds to the Company of $3.4 million.

micromobility.com Inc. continues to lead in transforming urban mobility, leveraging industry growth, and enhancing shareholder value through strategic initiatives and sound corporate governance.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations; and (iii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

For media inquiries:
press@micromobility.com